UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2011

PARK BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-20867	36-4082530
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
5400 South Pulaski Road Chicago, IL		60632 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (773) 582-8616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

On January, 18, 2011, Allen H. Koranda resigned from the Board of Directors of Park Bancorp, Inc. (the “Company”) and Park Federal Savings Bank (the “Bank”), the Company’s banking subsidiary.  Mr. Koranda has elected to pursue other opportunities in the banking industry and in doing so has the potential for creating conflicts of interest should he remain on the Boards of the Company and the Bank.  Mr. Koranda served as a director since April 2009 and was chairman of the Company’s Audit Committee. John J. Murphy, a current director of the Company and the Bank, was appointed by the Board as interim chairman of the Audit Committee effective immediately. The Board does not currently expect to fill the vacancy on the Board created by Mr. Koranda’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK BANCORP, INC.

Date: January 21, 2011	By:	/s/Richard J. Remijas, Jr.
Richard J. Remijas, Jr.
President and Chief Operating Officer